January 4, 2002
PERSONAL AND CONFIDENTIAL
DDJ Capital Management, LLC,
as agent and on behalf of certain funds
and accounts
Attention:  	David J. Breazzano
Gentlemen:
In connection with your position as a significant
shareholder of The Penn Traffic Company (the "Company"), you have requested information concerning the Company.  As a condition to your being furnished such information, you agree to treat any information concerning the Company (whether written or oral or whether prepared by the Company, its advisors or otherwise) which is furnished to you by or on behalf of the Company and all analyses, compilations, forecasts, studies or other documents prepared by you or your officers, directors, employees, agents, attorneys or representatives (collectively "Representatives") that contain or are based upon such information (herein collectively referred to as the "Information") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Information" does not include information which (i) is already in your possession, provided that such information is not known by you to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by you or your Representatives in breach of this Agreement, or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by you to be bound by a confidentiality agreement with other obligation of secrecy to the
Company or another party.
You hereby agree that the Information will be kept
confidential by you and your advisors; provided, however, that (i) any of such information may be disclosed to your Representatives and your advisors who need to know such information (it being understood that such Representatives shall be informed by you of the confidential nature of such information and shall be directed by you to treat such information confidentially and you shall remain responsible for their violations of this letter agreement), (ii) any disclosure of such information may be made to which the Company consents in writing, and (iii) any disclosure of such information may be made by you in the event you are legally required to do so, but only as described in the next succeeding paragraph. In addition, you may make the disclosure set forth on Annex "A" hereof on a Schedule
13D filed with the SEC and file this Agreement as an exhibit to such 13D.
In the event that you or any of your Representatives are
requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, you will (subject to applicable law) notify us promptly so that we may seek a protective order or other appropriate remedy at the Company's sole cost and expense or, in our sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that the Company does not waive compliance with the terms of this letter agreement, you will furnish only that portion of the Information which you are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.
You hereby acknowledge that you are aware, and that you
will advise your Representatives who are informed as to the maters which are the subject of this letter, that the United States securities laws generally prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
You hereby acknowledge that the Information is being
furnished to you in your position as a significant shareholder of the
Company and in consideration of your agreement that, for a period of one
(1) year from the date hereof, you will not propose to the Company or any other person any transaction between you and the Company and/or its security holders (other than holders of the Company's debt securities), or involving any of its securities (other than debt securities) or security holders (other than holders of the Company's debt securities), unless the Company shall have requested in writing that you make such a proposal, and that you will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the Company or any of the Company's securities (other than debt securities), businesses or assets including by way of a contested proxy contest (it being understood that, without limiting the foregoing, you shall not be permitted to act as a joint bidder or co-bidder with any other person with respect to any such transaction) unless, in each case, the Company or a majority in interest of shareholders of the Company shall have consented in advance in writing to such transaction.
Without the prior written consent of the Company, you will
not for a period of one (1) year from the date hereof, directly or indirectly, solicit for employment or employ any salaried executive or senior employee of the Company or any of its subsidiaries, except as such employment may be accomplished pursuant to the consummation of a transaction with the Company as contemplated by this letter or pursuant to a general solicitation of employment through advertisements or similar means.
You understand that neither the Company nor any of its
representatives have made or make any representation or warranty as to the accuracy or completeness of the Information.  You agree that neither the Company nor its representatives or advisors shall have any liability under this Agreement to you or any of your representatives or advisors resulting from your use of the Information.
Upon the Company's written request, you shall promptly
redeliver to the Company or destroy (with a certificate delivered to the Company certifying such destruction) all written Information, including, without limitation, material provided in electronic form, any other material containing or reflecting any information in the Evaluation Material
(whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such material; provided, however, that all analyses, models, compilations and/or studies containing or reflecting any Information prepared by you or any of your Representatives in connection with your shareholdings may be retained by you subject to the terms of this letter agreement for a period not to exceed five (5) years from the date hereof and upon the expiration of such period such information shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.
The provisions of this letter shall terminate one (1) year
from the date hereof.
In the event of any breach of the provisions of this letter
agreement, money damages may not be a sufficient remedy and the
Company shall be entitled to equitable relief, including in the form of injunction and orders for specific performance, in addition to all other remedies available to the Company at law or in equity.
This letter shall be governed by, and construed in
accordance with, the laws of the State of New York.
Very truly yours,
THE PENN TRAFFIC
COMPANY
By:  /s/ Martin A. Fox
Name:  Martin A. Fox
Title:  Executive Vice President

Confirmed and Agreed to
As of the date first written
above:
DDJ CAPITAL
MANAGEMENT, LLC, as
agent and on behalf of certain
funds and accounts
By:  /s/ David J. Breazzano
Name:  David J. Breazzano
Title:    Member

Annex "A"
Disclosure on Schedule 13D
The Reporting Person has entered into a confidentiality agreement with the Issuer dated January 4, 2002.
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Doc#: NY6: 118158.1
Doc#: NY6: 118158.1